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                                                                     EXHIBIT 4.2




                                  PRIMEDIA INC.

                                        $

                  8-5/8% Subordinated Exchange Debentures due 2010

                               Class G and Class H

                                  -------------

                                    INDENTURE

                          Dated as of _______ __, ____

                                  -------------






                              THE BANK OF NEW YORK

                         Subordinated Debenture Trustee





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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01  Definitions.................................................  1
Section 1.02  Other Definitions...........................................  9
Section 1.03  Incorporation by Reference of Trust Indenture Act...........  9
Section 1.04  Rules of Construction....................................... 10

                                   ARTICLE 2
                                 THE SECURITIES

Section 2.01  Form and Dating............................................. 10
Section 2.02  Execution and Authentication................................ 11
Section 2.03  Registrar and Paying Agent.................................. 12
Section 2.04  Paying Agent to Hold Money in Trust......................... 12
Section 2.05  Holder Lists................................................ 12
Section 2.06  Transfer and Exchange....................................... 13
Section 2.07  Replacement Securities...................................... 24
Section 2.08  Outstanding Securities...................................... 25
Section 2.09  Treasury Securities......................................... 25
Section 2.10  Temporary Securities........................................ 25
Section 2.11  Cancellation................................................ 26
Section 2.12  Defaulted Interest.......................................... 26
Section 2.13  CUSIP Numbers............................................... 26

                                   ARTICLE 3
             OPTIONAL REDEMPTION, OPTIONAL REDEMPTION UPON CHANGE OF
          CONTROL AND OPTIONAL REDEMPTION UPON A PUBLIC EQUITY OFFERING

Section 3.01  Notices to Subordinated Debenture Trustee................... 26
Section 3.02  Selection of Securities to Be Redeemed...................... 27
Section 3.03  Notices to Holders.......................................... 27
Section 3.04  Effect of Notice of Redemption.............................. 28
Section 3.05  Deposit of Redemption Price or Purchase Price............... 28
Section 3.06  Securities Redeemed in Part................................. 29
Section 3.07  Optional Redemption......................................... 29
Section 3.08  Optional Redemption Upon Change of Control.................. 30

                                   ARTICLE 4
                                    COVENANTS

Section 4.01  Payment of Securities....................................... 30
Section 4.02  Maintenance of Office or Agency............................. 30
Section 4.03  SEC Reports; Financial Statements........................... 31
Section 4.04  Compliance Certificate...................................... 31
Section 4.05  Compliance With Laws, Taxes................................. 32
Section 4.06  Stay, Extension and Usury Laws.............................. 33

Section 4.07  Limitations on Restricted Payments.......................... 33
Section 4.08  Change of Control........................................... 33
Section 4.09  Transactions With Affiliates................................ 35
Section 4.10  Corporate Existence......................................... 35
Section 4.11  Rule 144A Information Requirement........................... 36

                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01  Merger, Consolidation, or Sale of Assets.................... 36
Section 5.02  Successor Corporation Substituted........................... 36

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01  Events of Default........................................... 37
Section 6.02  Acceleration ............................................... 38
Section 6.03 Other Remedies............................................... 39
Section 6.04  Waiver of Past Defaults..................................... 39
Section 6.05  Control by Majority......................................... 40
Section 6.06  Limitations on Suits........................................ 40
Section 6.07  Rights of Holders to Receive Payment........................ 40
Section 6.08  Collection Suit by Subordinated Debenture Trustee........... 41
Section 6.09  Subordinated Debenture Trustee May File Proofs of Claim..... 41
Section 6.10  Priorities.................................................. 41
Section 6.11  Undertaking for Costs....................................... 42

                                   ARTICLE 7
                         SUBORDINATED DEBENTURE TRUSTEE

Section 7.01  Duties of Subordinated Debenture Trustee.................... 42
Section 7.02  Rights of Subordinated Debenture Trustee.................... 43
Section 7.03  Individual Rights of Subordinated Debenture Trustee......... 44
Section 7.04  Subordinated Debenture Trustee's Disclaimer................. 44
Section 7.05  Notice of Defaults.......................................... 44
Section 7.06  Reports by Subordinated Debenture Trustee to Holders........ 44
Section 7.07  Compensation and Indemnity.................................. 45
Section 7.08  Replacement of Subordinated Debenture Trustee............... 46
Section 7.09  Successor Subordinated Debenture Trustee by Merger, etc..... 47

Section 7.10  Eligibility; Disqualification............................... 47
Section 7.11  Preferential Collection of Claims Against Company........... 47

                                   ARTICLE 8
                             DISCHARGE OF INDENTURE

Section 8.01  Termination of Company's Obligations........................ 47
Section 8.02  Application of Trust Money.................................. 49
Section 8.03  Repayment to Company........................................ 49

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Section 8.04  Reinstatement............................................... 49

                                   ARTICLE 9
                                   AMENDMENTS

Section 9.01  Without Consent of Holders.................................. 50
Section 9.02  With Consent of Holders..................................... 50
Section 9.03  Compliance with Trust Indenture Act......................... 52
Section 9.04  Revocation and Effect of Consents........................... 52
Section 9.05  Notation on or Exchange of Securities....................... 52
Section 9.06  Subordinated Debenture Trustee to Sign Amendments, etc...... 53

                                   ARTICLE 10
                                  SUBORDINATION

Section 10.01  Agreement to Subordinate................................... 53
Section 10.02  Certain Definitions........................................ 53
Section 10.03  Liquidation; Dissolution; Bankruptcy....................... 54
Section 10.04  Default on Senior Debt..................................... 54
Section 10.05  Acceleration of Securities................................. 54
Section 10.06  When Distribution Must Be Paid Over........................ 54
Section 10.07  Notice by Company.......................................... 55
Section 10.08  Subrogation................................................ 55
Section 10.09  Relative Rights............................................ 56
Section 10.10  Subordination May Not Be Impaired by Company............... 56
Section 10.11  Distribution or Notice to Representative................... 56
Section 10.12  Rights of Subordinated Debenture Trustee and Paying Agent.. 56
Section 10.13  Authorization to Effect Subordination...................... 57

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.01  Trust Indenture Act Controls............................... 57
Section 11.02  Notices.................................................... 57
Section 11.03  Communication by Holders with Other Holders................ 59
Section 11.04  Certificate and Opinion as to Conditions Precedent......... 59
Section 11.05  Statements Required in Certificate or Opinion.............. 59
Section 11.06  Rules by Subordinated Debenture Trustee and Agents......... 60
Section 11.07  Legal Holidays............................................. 60
Section 11.08  No Recourse Against Others................................. 60
Section 11.09  Governing Law.............................................. 60
Section 11.10  No Adverse Interpretation of Other Agreements.............. 60
Section 11.11  Successors................................................. 60
Section 11.12  Severability............................................... 61
Section 11.13  Counterpart Originals...................................... 61
Section 11.14  Subordinated Debenture Trustee as Paying Agent and
                Registrar................................................. 61
Section 11.15  Table of Contents, Headings, etc........................... 61
Section 11.16  The Bank of New York Not Acting in Individual Capacity..... 61

                                      iii
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Section 11.17  Additional Rights of Holders of Transfer Restricted
                Securities................................................ 61


SIGNATURES ............................................................... 47

Exhibit A    Form of Security
Exhibit B    Certificate to be Delivered Upon Exchange or Registration of
             Transfer of Securities
Exhibit C    Form of Certificate of Exchange
Exhibit D    Form of Certificate from Acquiring Institutional Accredited
             Investor

         INDENTURE, dated as of _______ __, ____, between PRIMEDIA Inc. (the "COMPANY"), a Delaware corporation, and The Bank of New York, a New York banking corporation, (the SUBORDINATED DEBENTURE TRUSTEE).

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of 8-5/8%
Class G Subordinated Exchange Debentures due 2010 and 8-5/8% Class H Subordinated Debentures due 2010 (collectively, the "SECURITIES" or the "NOTES") issued by the Company (as defined below):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01  DEFINITIONS

         "144A GLOBAL NOTE" means the global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, of the controlled person, whether through ownership of voting securities, by agreement or otherwise.

         "AGENT" means any Registrar or Paying Agent.

         "APPLICABLE CHANGE OF CONTROL PREMIUM" with respect to any Security is defined as the greater of (i) 1.0% of the then outstanding principal amount thereof and (ii) the excess of (A) the present value of the required interest and principal payments due thereon, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of thereof.

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

         "AVERAGE LIFE" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such debt security of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

         "AVERAGE LIFE TO REDEMPTION" means, as of the date of determination, with respect to any preferred security, the number of years (including any portion thereof) remaining to the mandatory redemption date thereof.

         "BANK CREDIT FACILITY" means the $1.5 billion credit facilities with The Chase Manhattan Bank, The Bank of New York, Bankers Trust Company and The Bank of Nova Scotia, as agents.

         "BANKRUPTCY LAW" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors of the Company.

         "BUSINESS DAY" means any day other than a Legal Holiday (as defined below).

         "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

         "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

         "CEDEL" means Cedel Bank, societe anonyme.

         "CHANGE OF CONTROL" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than KKR and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than (A) 35 percent (35%) of the total voting power of the then outstanding voting stock of the Company and (B) the total voting power of the then outstanding voting stock of the Company beneficially owned by KKR and its Affiliates or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

         "CLASS D SUBORDINATED EXCHANGE DEBENTURES" means the 10% Class D Subordinated Exchange Debentures due 2008 issuable upon exchange of the Series D Preferred Stock.

         "CLASS E SUBORDINATED EXCHANGE DEBENTURES" means the 9.20% Class E Subordinated Exchange Debentures due 2009 issuable upon exchange of the Series E Preferred Stock.

         "CLASS F SUBORDINATED EXCHANGE DEBENTURES" means the 9.20% Class F Subordinated Exchange Debentures due 2009 issuable upon exchange of the Series F Preferred Stock.

         "CLASS G SUBORDINATED EXCHANGE DEBENTURES" means the 8-5/8% Class G Subordinated Exchange Debentures due 2010 described above and issued under this Indenture.

         "CLASS H SUBORDINATED EXCHANGE DEBENTURES" means the 8-5/8% Class H Subordinated Exchange Debentures due 2010 that may be issued in the Exchange Offer.

         "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

         "COMPANY" means (i) PRIMEDIA Inc., a Delaware corporation and (ii) any successor of PRIMEDIA Inc. pursuant to Article 5 hereof.

         "CORPORATE TRUST OFFICE OF THE SUBORDINATED DEBENTURE TRUSTEE" shall be at either the address of the Subordinated Debenture Trustee specified in Section
11.02 or such other address as the Subordinated Debenture Trustee may give notice to the Company.

         "CREDIT FACILITIES" means, collectively, the Bank Credit Facility and the New Credit Facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded or refinanced from time to time.

         "CURRENCY AGREEMENT" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in currency values.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "DEFAULT" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

         "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "EQUITY INTERESTS" means Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

         "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE OFFER" means the offer which may be made by the Company pursuant to the Registration Rights Agreement to exchange Class H Subordinated Exchange Debentures for then outstanding Class G Subordinated Exchange Debentures.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of this Indenture.

         "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

         "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "HOLDER" means a Person in whose name a Security is registered.

         "IAI GLOBAL NOTE" means the global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "INDEBTEDNESS" of any Person means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement obligations with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to financing leases), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness), and shall also include, to the extent not otherwise included, any Capital Lease Obligations, the maximum fixed repurchase price of any Redeemable Stock, indebtedness secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed, guarantees of items that would be included within this definition to the extent of such guarantees (exclusive of whether such items would appear upon such balance sheet), and net liabilities in respect of Currency Agreements and Interest Rate Agreements. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, provided that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of Indebtedness secured. For the purpose of determining the aggregate Indebtedness of the Company and its Restricted Subsidiaries, such Indebtedness shall exclude the Indebtedness of any Unrestricted Subsidiary of the Company or any Unrestricted Subsidiary of a Restricted Subsidiary.

         "INDENTURE" means this Indenture as amended from time to time.

         "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "INITIAL PURCHASERS" means Salomon Brothers Inc and Morgan Stanley & Co. Incorporated.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "INTEREST PAYMENT DATE" has the meaning assigned to such term in the Security.

         "INTEREST RATE AGREEMENTS" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in interest rates.

         "KKR" means Kohlberg Kravis Roberts & Co., L.P.

         "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give any security interest in and any filing or other agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

         "LIQUIDATED DAMAGES" means all unpaid liquidated damages owing by the Company pursuant to Section 5 of the Registration Rights Agreement.

         "NEW CREDIT FACILITY" means the $150 million credit facility with The Chase Manhattan Bank, The Bank of New York, Bankers Trust Company and The Bank of Nova Scotia, as agents.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFICERS" means the President, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of the Company, as applicable.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.

         "OPINION OF COUNSEL" means a written opinion prepared in accordance with Section 11.05 hereof, from legal counsel who is acceptable to the Subordinated Debenture Trustee. The counsel may be an employee of or counsel to the Company, if applicable, or the Subordinated Debenture Trustee.

         "PARTICIPANT" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

         "PERSON" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "PUBLIC EQUITY OFFERING" means an underwritten public offering of primary shares of the Company's common stock (or any other class of common stock hereinafter duly authorized by the Company) pursuant to a registration statement (other than a registration statement on form S-8 or S-4 or successor forms) filed with the SEC in accordance with the Securities Act.

         "REDEEMABLE STOCK" means any Equity Interest issued after February __, 1998 which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the stated maturity of the Securities), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the stated maturity of the Securities, or is, by its terms or upon the happening of any event, redeemable at the option of the holder thereof, in whole or in part, at any time prior to the stated maturity of the Securities.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated February 17, 1998, between the Initial Purchasers, the Company and the Guarantors, as such agreement may be amended, modified or supplemented from time to time.

         "REGULATION S" means Regulation S promulgated under the Securities Act.

         "REGULATION S GLOBAL NOTE" means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

         "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

         "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

         "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

         "RESTRICTED SUBSIDIARY" means, for the purposes of this Indenture, a Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" means the Securities described above issued under this Indenture.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "7-5/8% SENIOR NOTES" means the 7-5/8% Senior Notes due 2008 of the Company issued under the 7-5/8% Senior Indenture.

         "7-5/8% SENIOR NOTE INDENTURE" means that certain indenture, dated February 17, 1998, among the Company, the corporations listed on Schedule I thereto and The Bank of New York, as Trustee, as amended from time to time.

         "8 1/2% SENIOR NOTES" means the 8 1/2% Senior Notes due 2006 of the Company issued under the 8 1/2% Senior Note Indenture.

         "8 1/2% SENIOR NOTE INDENTURE" means that certain indenture, dated as of January 24, 1996, among the Company, the corporations listed on Schedule I thereto and The Bank of New York, as Trustee, as amended or modified from time to time.

         "10 1/4% SENIOR NOTES" means the 10 1/4% Senior Notes due 2004 of the Company issued under the 10 1/4% Senior Note Indenture.

         "10 1/4% SENIOR NOTE INDENTURE" means that certain indenture, dated as of May 31, 1994, among the Company, the corporations listed on Schedule I thereto and Bankers Trust Company, as Trustee, as amended or modified from time to time.

         "SENIOR NOTES" means the 8 1/2% Senior Notes, the 10 1/4% Senior Notes and the 7-5/8% Senior Notes.

         "SENIOR NOTE INDENTURES" means the 8 1/2% Senior Note Indenture, the 10 1/4% Senior Note Indenture and the 7-5/8% Senior Note Indenture.

         "SERIES D PREFERRED STOCK" means the Company's $10.00 Series D Exchangeable Preferred Stock Redeemable 2008, par value $.01 per share.

         "SERIES E PREFERRED STOCK" means the Company's $9.20 Series E Exchangeable Preferred Stock Redeemable 2009, par value $.01 per share.

         "SERIES F PREFERRED STOCK" means the Company's $9.20 Series F Exchangeable Preferred Stock Redeemable 2009, issuable in exchange for the Series E Preferred Stock and containing terms identical to the Series E Preferred Stock.

         "SERIES G PREFERRED STOCK" means the Company's $8.625 Series G Exchangeable Preferred Stock Redeemable 2010, par value $.01 per share.

         "SERIES H PREFERRED STOCK" means the Company's $8.625 Series H Exchangeable Preferred Stock Redeemable 2010 issuable in exchange for the Series G Preferred Stock and containing terms identical to the Series G Preferred Stock.

         "SUBORDINATED DEBENTURE TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "SUBSIDIARY" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb).

         "TRANSFER RESTRICTED SECURITIES" means Securities that bear or are required to bear the legend set forth in Section 2.06(b) hereof.

         "TREASURY RATE," for the purposes of this Indenture, is defined as the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life of the Securities; PROVIDED that if the Average Life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

         "TRUST OFFICER" means any officer or assistant officer of the Subordinated Debenture Trustee assigned by the Subordinated Debenture Trustee to administer this Indenture.

         "UNRESTRICTED GLOBAL NOTE" means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the

Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

         "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "UNRESTRICTED SUBSIDIARY" means, for the purposes of this Indenture,
(i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns, or holds any Lien on, any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that the Subsidiary to be so designated has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary.

         "U.S. GOVERNMENT OBLIGATIONS" means direct noncallable obligations of or guaranteed by the United States of America.

SECTION 1.02  OTHER DEFINITIONS


                                                                                   DEFINED IN
     TERM                                                                            SECTION
     "Affiliate Transaction".......................................................   4.09
     "Change of Control Offer".....................................................   4.08
     "Change of Control Payment"...................................................   4.08
     "Change of Control Payment Date"..............................................   4.08
     "Legal Holiday"...............................................................  11.07
     "Paying Agent"................................................................   2.03
     "Registrar"...................................................................   2.03
     "Representative"..............................................................  10.02
     "Restricted Payments".........................................................   4.07
     "Senior Debt".................................................................  10.02
     "Successor"...................................................................   5.01


SECTION 1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Security;

         "INDENTURE SECURITY HOLDER" means a Holder;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Subordinated Debenture Trustee;

         "OBLIGOR" on the Security means the Company, any other obligor upon the Security or any successor obligor upon the Security.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04  RULES OF CONSTRUCTION

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular; and

         (5) provisions apply to successive events and transactions.

                                    ARTICLE 2
                                 THE SECURITIES

SECTION 2.01  FORM AND DATING

         (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Subordinated Debenture Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) EUROCLEAR AND CEDEL PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.02  EXECUTION AND AUTHENTICATION

         One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Subordinated Debenture Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Subordinated Debenture Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Subordinated Debenture Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Subordinated Debenture Trustee may do so. Each reference in this Indenture to authentication by the Subordinated Debenture Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03  REGISTRAR AND PAYING AGENT

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Subordinated Debenture Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Subordinated Debenture Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04  PAYING AGENT TO HOLD MONEY IN TRUST

         The Company shall require each Paying Agent other than the Subordinated Debenture Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Subordinated Debenture Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Subordinated Debenture Trustee of any default by the Company in making any such payment. While any such default continues, the Subordinated Debenture Trustee may require a Paying Agent to pay all money held by it to the Subordinated Debenture Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Subordinated Debenture Trustee. Upon payment over to the Subordinated Debenture Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Subordinated Debenture Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05  HOLDER LISTS

         The Subordinated Debenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Subordinated Debenture Trustee is not the Registrar, the Company shall furnish to the Subordinated Debenture Trustee at least seven Business Days before each Interest Payment Date and, at such other times as the Subordinated Debenture Trustee may request in writing, a list in such form and as of such date as the Subordinated Debenture Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06  TRANSFER AND EXCHANGE

         (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Subordinated Debenture Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Subordinated Debenture Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Subordinated Debenture Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.11 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Security other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
         Section 2.06(b), (c) or (f) hereof.

         (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

         (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

         (ii)ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A)

     (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Securities and otherwise applicable under the Securities Act, the Subordinated Debenture Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

         (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

             (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

             (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

             (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then (x) the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable, and (y) the transferee must deliver a certificate in the form of Exhibit D hereto.

         (iv)TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Class H Subordinated Indentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

             (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

             (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

             (D) the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                  (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                  (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

             If any such transfer is effected pursuant to subparagraph (B) or
     (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Subordinated Debenture Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

             Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

         (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation:

             (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

             (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

             (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

             (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

             (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable, and a certificate in the form of Exhibit D hereto;

             (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

             (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Subordinated Debenture Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
     Section 2.06(h) hereof, and the Company shall execute and the Subordinated Debenture Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Subordinated Debenture Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

         (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

             (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

             (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

             (D) the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                  (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Subordinated Debenture Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Subordinated Debenture Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Subordinated Debenture Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this section 2.06(c)(iii) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

         (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

         (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

             (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

             (B) if such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

             (C) if such Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

             (D) if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

             (E) if such Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

             (F) if such Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or

             (G) if such Definitive Note is being transferred to an Institutional Accredited Investor pursuant to an exemption from the registration requirements of the Securities Act, a certificate in the Form of Exhibit D hereto, the Subordinated Debenture Trustee shall cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note and, in the case of clause (G) above,the IAI Global Note.

         (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

             (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

             (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

             (D) the Registrar receives the following:

                  (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

                  (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                  (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Subordinated Debenture Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

         (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Subordinated Debenture Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.02 hereof, the Subordinated Debenture Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs
(ii)(B), (ii)(D) or (iii) above.

         (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

         (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

             (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

             (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

             (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

             (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

             (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

             (D) the Registrar receives the following:

                  (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                  (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                  (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

         (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

         (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Subordinated Debenture Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and
(ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the

Subordinated Debenture Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Subordinated Debenture Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

         (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

         (i) PRIVATE PLACEMENT LEGEND.

             (A) Except as permitted by subparagraph (b) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $100,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

             (B) Notwithstanding the foregoing, any Global Note or Definitive
         Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
         (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

         (ii)GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE SUBORDINATED DEBENTURE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE SUBORDINATED DEBENTURE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Subordinated Debenture Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Subordinated Debenture Trustee or by the Depositary at the direction of the Subordinated Debenture Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Subordinated Debenture Trustee or by the Depositary at the direction of the Subordinated Debenture Trustee, to reflect such increase.

         (I) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Subordinated Debenture Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

         (ii)No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.08, and 9.05 hereof).

         (iii) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         (iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

         (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption under Section 3.02 hereof and ending at the close of business on the day of mailing, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

         (vi)Prior to due presentment for the registration of a transfer of any Security, the Subordinated Debenture Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Subordinated Debenture Trustee, any Agent or the Company shall be affected by notice to the contrary.

         (vii) The Subordinated Debenture Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section
     2.02 hereof.

         (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

SECTION 2.07  REPLACEMENT SECURITIES

         If any mutilated Security is surrendered to the Subordinated Debenture Trustee, or the Company and the Subordinated Debenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Subordinated Debenture Trustee, upon the written order of the Company signed by an Officer, shall authenticate a replacement Security if the Subordinated Debenture Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Subordinated Debenture Trustee and the Company to protect the Company, the Subordinated Debenture Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08  OUTSTANDING SECURITIES

         The Securities outstanding at any time are all the Securities authenticated by the Subordinated Debenture Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Subordinated Debenture Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser.

         If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

         Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.09  TREASURY SECURITIES

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Subordinated Debenture Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Subordinated Debenture Trustee knows are so owned shall be so disregarded.

SECTION 2.10  TEMPORARY SECURITIES

         Until definitive Securities are ready for delivery, the Company may prepare and the Subordinated Debenture Trustee shall authenticate temporary securities upon a written order of the Company signed by an Officer and delivered or caused to be delivered to a Trust Officer. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Subordinated Debenture Trustee shall authenticate definitive Securities in exchange for temporary Securities.

         Holders of temporary Securities shall be entitled to all benefits of this Indenture.

SECTION 2.11  CANCELLATION

         The Company at any time may deliver Securities to the Subordinated Debenture Trustee for cancellation. The Registrar and Paying Agent shall forward to the Subordinated Debenture Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Subordinated Debenture Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Subordinated Debenture Trustee for cancellation.

SECTION 2.12  DEFAULTED INTEREST

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall, with the consent of the Subordinated Debenture Trustee, fix each such special record date and payment date. At least 15 days before the record date, the Company (or the Subordinated Debenture Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13  CUSIP NUMBERS

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Subordinated Debenture Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Subordinated Debenture Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3
             OPTIONAL REDEMPTION, OPTIONAL REDEMPTION UPON CHANGE OF
          CONTROL AND OPTIONAL REDEMPTION UPON A PUBLIC EQUITY OFFERING

SECTION 3.01  NOTICES TO SUBORDINATED DEBENTURE TRUSTEE

         (a) If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Subordinated Debenture Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate stating that such redemption shall occur pursuant to Section 3.07 hereof and stating the redemption date, the principal amount of Securities to be redeemed and the redemption price.

         (b) If the Company elects to redeem Securities pursuant to the provisions of Section 3.08 hereof, it shall furnish to the Subordinated Debenture Trustee, at least 45 days but not more than

         60 days before the redemption date, an Officers' Certificate stating that a Change of Control has occurred, the date of such Change of Control and that such redemption shall occur pursuant to Section 3.08 hereof, and further stating the principal amount of Securities to be redeemed, the redemption price of such Securities and the intended redemption date.

SECTION 3.02  SELECTION OF SECURITIES TO BE REDEEMED

         If less than all of the Securities are to be redeemed at any time, selection of the Securities for redemption will be made by the Subordinated Debenture Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Subordinated Debenture Trustee shall deem fair and appropriate; PROVIDED that no Securities of $1,000 or less shall be redeemed in part. The Subordinated Debenture Trustee may select for redemption any portion (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         The Subordinated Debenture Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. The particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Subordinated Debenture Trustee from the outstanding Securities not previously called for redemption.

SECTION 3.03  NOTICES TO HOLDERS

         (a) If the Company elects to redeem Securities pursuant to either
         Section 3.07 or 3.08 hereof, notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities that are to be redeemed at its registered address.

         The notice shall identify the Securities to be redeemed (including CUSIP number) and shall state:

             (1)  the redemption date;

             (2)  the redemption price;

             (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

             (4)  the name and address of the Paying Agent;

             (5) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

             (6) that interest on Securities or portions of them called for redemption ceases to accrue on and after the redemption date;

             (7) the paragraph of the Securities pursuant to which the Securities are being redeemed; and

             (8) the aggregate principal amount of Securities that are being redeemed.

         (b) At the Company's request, the Subordinated Debenture Trustee shall give the notice required in Section 3.03(a) hereof in the Company's name and at its expense and setting forth the information to be stated in such notice as provided in Section 3.03(a) hereof.

SECTION 3.04  EFFECT OF NOTICE OF REDEMPTION

         Once notice of redemption is mailed (after the Subordinated Debenture Trustee has received the notice provided for in Section 3.01 hereof), Securities called for redemption become due and payable on the redemption date at the redemption price and shall cease to bear interest from and after the redemption date (unless the Company shall fail to make payment of the redemption price or accrued interest on the redemption date). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus premium and Liquidated Damages, if any, plus accrued interest, if any, to the redemption date, but interest installments whose maturity is on the redemption date and Liquidated Damages which become payable on the redemption date will be payable to the Holder of record at the close of business on the relevant record dates referred to in the Securities.

 ECTION 3.05  DEPOSIT OF REDEMPTION PRICE OR PURCHASE PRICE

         One Business Day prior to the redemption date, the Company shall deposit with the Subordinated Debenture Trustee or with the Paying Agent money (in same-day funds) sufficient to pay the redemption price of, premium and Liquidated Damages, if any, and accrued interest on, all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which previously have been delivered by the Company to the Subordinated Debenture Trustee for cancellation. The Subordinated Debenture Trustee or the Paying Agent shall return to the Company any such money not required for that purpose.

         If the Company complies with the preceding paragraph, interest on the Securities or portions thereof to be redeemed, whether or not such Securities are presented for payment, will cease to accrue on the applicable redemption date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal from the redemption date until such principal is paid and on any interest not paid on such unpaid principal, in each case, at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06  SECURITIES REDEEMED IN PART

         Upon surrender of a Security that is redeemed in part, the Company shall issue and the Subordinated Debenture Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07  OPTIONAL REDEMPTION

         Except as otherwise provided herein, prior to April 1, 2003, the Company may not redeem the Securities, in whole or in part. At any time on or after April 1, 2003, the Company may redeem all or any of the Securities, in whole or in part, at a redemption price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding paragraph, plus Liquidated Damages, if any, plus accrued and unpaid interest to the redemption date.

         The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the 12 month period beginning April 1 of the following years:


               YEAR                                            PERCENTAGE
               2003 ........................................... 104.313%
               2004 ........................................... 102.875%
               2005 ........................................... 101.438%
               2006 and thereafter............................. 100.000%


         Notwithstanding the foregoing,

         (1) at any time prior to April 1, 2001, the Company may redeem up to $125.0 million of the Securities at a redemption price of 108.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, out of the net proceeds of one or more Public Equity Offerings, PROVIDED that any such redemption shall occur within 180 days of such Public Equity Offering; and

         (2) upon the occurrence at any time of a Change in Control, the Securities will be redeemable, at the option of the Company, in whole or in part, pursuant to the provisions of Section 3.08 hereof.

         Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08  OPTIONAL REDEMPTION UPON CHANGE OF CONTROL

         In addition to any redemption pursuant to Section 3.07 hereof, the Securities will be redeemable, at the option of the Holders, in whole or in part, at any time within 160 days after a Change of Control at a redemption price equal to the sum of (i) the then outstanding principal amount thereof plus
(ii) accrued and unpaid interest, if any, to the redemption date plus (iii) the Applicable Change of Control Premium.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01  PAYMENT OF SECURITIES

         The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities, and shall pay Liquidated Damages, if any, on the dates and in the manner provided in the Registration Rights Agreement. Principal and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on that date money deposited by the Company in available funds and designated for and sufficient to pay all principal and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the same rate per annum on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02  MAINTENANCE OF OFFICE OR AGENCY

         The Company shall maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Subordinated Debenture Trustee or the Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Subordinated Debenture Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Subordinated Debenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Subordinated Debenture Trustee.


         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Subordinated Debenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Subordinated Debenture Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03  SEC REPORTS; FINANCIAL STATEMENTS

         (a) The Company shall file with the Subordinated Debenture Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such
         Section 13 or 15(d), the Company shall file with the Subordinated Debenture Trustee, within 15 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company had been subject to the requirements of such Section 13 or 15(d). The Company shall also comply with the other provisions of TIA ss.314(a).

         (b) If the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Subordinated Debenture Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, so long as at least 5% of the original principal amount of the Securities remain outstanding, the Company shall cause its financial statements referred to in Section 4.03(a) hereof, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be so mailed to the Holders within 90 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the Company's first three fiscal quarters. As of the date hereof, the Company's fiscal year ends on December 31.

         Delivery of such reports, information and documents to the Subordinated Debenture Trustee is for informational purposes only and the Subordinated Debenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Subordinated Debenture Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04  COMPLIANCE CERTIFICATE

         (a) The Company shall deliver to the Subordinated Debenture Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the

         Company is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4 or 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Securities are outstanding, (i) deliver to the Subordinated Debenture Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto and (ii) promptly notify the Subordinated Debenture Trustee of any Change of Control.

SECTION 4.05  COMPLIANCE WITH LAWS, TAXES

         The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

         The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06  STAY, EXTENSION AND USURY LAWS

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the Company's obligation to pay the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Subordinated Debenture Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07  LIMITATIONS ON RESTRICTED PAYMENTS

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock or other Equity Interests (other than (A) dividends or distributions payable in Equity Interests of the Company or such Restricted Subsidiary or (B) dividends or distributions payable to the Company or any of its Restricted Subsidiaries) or (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries) (the foregoing actions set forth in clauses (i) and
(ii) being referred to as "Restricted Payments"), if, at the time of such Restricted Payment, a Default or Event of Default under the Securities shall have occurred and be continuing or shall occur as a consequence thereof.

SECTION 4.08  CHANGE OF CONTROL

         Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Prior to the mailing of the notice to holders provided for in the paragraph below, the Company hereby covenants (i) (A) to repay in full all Obligations under the Credit Facilities or to offer to repay in full all such Obligations and to repay the Obligations of each lender who has accepted such offer or (B) to obtain the requisite consent under the Credit Facilities to permit the repurchase of Securities pursuant to the Change of Control Offer;
(ii) (A) to commence an offer (the "Exchange Debenture Offer") to repurchase all and to purchase (upon termination of the Exchange Debenture Offer) all Exchange Debentures tendered pursuant to such offer or (B) to obtain the requisite consent under the Exchange Debenture Indenture to permit the repurchase of Securities pursuant to the Change of Control Offer and (iii) with respect to all other Senior Debt (as defined below) to (A) repay such Senior Debt to the extent required by the terms thereof to permit repurchase of the Securities pursuant to the Change of Control Offer or (B) to obtain the requisite consents, if any, under all agreements governing all such Senior Debt to permit the repurchase of Securities pursuant to the Change of Control Offer. In no event shall the Company be required to offer to repurchase or repurchase the Securities unless it shall have either repaid the outstanding Senior Debt to the extent required by the terms thereof or obtained the requisite consents thereunder, if any, to permit the repurchase of the Securities pursuant to the Change of Control Offer.

         Within the later of (a) 40 days following any Change of Control and (b) the date that the foregoing conditions are satisfied, the Company shall mail a notice to each Holder stating:

         (1) that the Change of Control Offer is being made pursuant to this
         Section 4.08 and that all Securities tendered will be accepted for payment;

         (2) the purchase price and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed)(the "Change of Control Payment Date");

         (3) that any Security not tendered will continue to accrue interest;

         (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (5) that Holders electing to have any of their Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and

         (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; PROVIDED that each Security purchased and each such new Security issued by the Company shall be in a principal amount of $1,000 or integral multiples thereof.

         The Change of Control Offer shall be deemed to have commenced upon mailing of the notice described in this paragraph and shall terminate 20 Business Days after its commencement, unless a longer offering period is required by law. If the Change of Control Payment Date is on the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

         On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Subordinated Debenture Trustee, the Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Securities so accepted, payment in an amount equal to the purchase price for such Securities, and the Subordinated Debenture Trustee shall promptly authenticate and make available for delivery to such holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; PROVIDED that each such new Security shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.09  TRANSACTIONS WITH AFFILIATES

         Neither the Company nor any of its Restricted Subsidiaries shall make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any Person (or any Affiliate of such Person) holding 10% or more of any class of Capital Stock of the Company or any of its Restricted Subsidiaries or (ii) any Affiliate of the Company or any of its Restricted Subsidiaries (each an "Affiliate Transaction"), involving aggregate payments of consideration in excess of $5.0 million, unless (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above; and PROVIDED, FURTHER, that, the foregoing restriction shall not apply to (i) the payment of an annual fee to KKR for the rendering of management consulting and financial services to the Company and its Restricted Subsidiaries in an aggregate amount which is reasonable in relation thereto, (ii) the payment of transaction fees to KKR in amounts which are in accordance with past practices for the rendering of financial advice and services in connection with acquisitions, dispositions and financings by the Company and its Subsidiaries, (iii) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary, (iv) loans to officers, directors and employees of the Company and its Subsidiaries for business or personal purposes and other loans and advances to such officers, directors and employees for travel, entertainment, moving and other relocation expenses made in the ordinary course of business of the Company and its Subsidiaries, (v) any Restricted Payments (as defined in the referent indenture) not prohibited by the RESTRICTED PAYMENTS covenant in the Senior Note Indentures, the Exchange Debenture Indenture, the Class B Debenture Indenture, the Class D Debenture Indenture, Class E Debenture Indenture of the Class F Debenture Indenture or any Investment (as defined in the referent indenture) not prohibited by the INVESTMENTS IN UNRESTRICTED SUBSIDIARIES covenant in the Senior Note Indentures,
(vi) transactions between or among any of the Company and its Restricted Subsidiaries or (vii) allocation of corporate overhead to Unrestricted Subsidiaries on a basis no less favorable to the Company than such allocations to Restricted Subsidiaries.

SECTION 4.10  CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.11  RULE 144A INFORMATION REQUIREMENT

         The Company will furnish to the Holders or beneficial holders of the Securities and prospective purchasers of the Securities designated by the holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company consummates the Exchange Offer or has registered the Securities for resale under the Securities Act.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01  MERGER, CONSOLIDATION, OR SALE OF ASSETS

         The Company may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into it unless:

         (1) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred (collectively the "Successor") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Subordinated Debenture Trustee, in form satisfactory to the Subordinated Debenture Trustee, all the obligations of the Company under the Securities and this Indenture; and

         (2) immediately after giving effect to such transaction, no Default and no Event of Default under this Indenture shall have occurred and be continuing.

SECTION 5.02  SUCCESSOR CORPORATION SUBSTITUTED

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Securities in accordance with Section 5.01 hereof, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor has been named as the Company herein and the predecessor Company, in the case of a sale, lease, conveyance or other disposition or assignment, shall be released from all obligations under this Indenture and the Securities.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01  EVENTS OF DEFAULT

         An "EVENT OF DEFAULT" occurs if:

         (1) the Company fails to make any payment of interest or Liquidated Damages on any Security when the same shall become due and payable and such default continues for a period of 30 days and for five days after written notice of such default is given to the Company by the Holders of at least 51% in principal amount of the Securities following the expiration of such 30-day period;

         (2) the Company fails to make any payment of the principal of or premium on any Security when the same shall become due and payable, whether at maturity or upon acceleration, redemption or otherwise, and such default continues for a period of ten days;

         (3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and such failure continues for the period and after the notice specified below;

         (4) an event of default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee is now existing or thereafter created in the future, if as a result of such event of default the maturity of such Indebtedness has been accelerated prior to its express maturity and the principal amount of such Indebtedness is $22.5 million or more or the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which as been accelerated, aggregates $45 million or more, PROVIDED that an Event of Default shall not be deemed to occur with respect to any accelerated Indebtedness which is repaid or prepaid, or the acceleration of which is rescinded, within 60 days after such declaration;

         (5) the Company, or any of the Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

             (a) commences a voluntary case,

             (b) consents to the entry of an order for relief against it in an involuntary case,

             (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

             (d)  makes a general assignment for the benefit of its creditors;
             or

         (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (a) is for relief against the Company, or any of its Restricted Subsidiaries as debtor in an involuntary case,

             (b) appoints a Custodian of the Company, or any of its Restricted Subsidiaries or a Custodian for all or substantially all of the property of the Company, or any of its Restricted Subsidiaries, or

             (c) orders the liquidation of the Company, or any of its Restricted Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

         The Company is required pursuant to Section 4.04(a) hereof to deliver to the Subordinated Debenture Trustee annually a statement regarding compliance with the provisions of this Indenture, and the Company is required pursuant to
Section 4.04(c) hereof upon becoming aware of any Default or Event of Default to deliver a statement to the Subordinated Debenture Trustee specifying such Default or Event of Default. The Subordinated Debenture Trustee shall not be deemed to know of a Default unless a Trust Officer has actual knowledge of such Default or receives written notice of such Default with specific reference to such Default.

         In the case of any Event of Default pursuant to the provisions of this
Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium, if any, which the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything contained in this Indenture or in the Securities to the contrary notwithstanding.

         A Default under clause (3) is not an Event of Default until the Subordinated Debenture Trustee notifies the Company, or the Holders of at least 51% in principal amount of the then outstanding Securities notify the Company and the Subordinated Debenture Trustee in writing, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02  ACCELERATION

         If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (5) and (6) of Section 6.01 hereof) occurs and is continuing, the Subordinated Debenture Trustee or the Holders of at least 51% in principal amount of the then outstanding Securities, by written notice to the Company and to the agents under the Credit Facilities, the trustees under the Senior Note Indentures and the Exchange Debenture Indenture (and to the Subordinated Debenture Trustee if such notice is given by the Holders) may, and the Subordinated Debenture Trustee at the request of such Holders shall, declare all unpaid principal of, premium and Liquidated Damages, if any, and accrued interest on the Securities to be due and payable upon the first to occur of an acceleration under any of the Credit Facilities, any of the Senior Notes or Exchange Debentures or 15 Business Days after receipt by the Company, such agent and such trustees of such written notice to the extent that the Event of Default is continuing. If an Event of Default with respect to the Company specified in clause (5) or (6) of Section 6.01 hereof occurs, all unpaid principal of, premium and Liquidated Damages, if any, and accrued interest on the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration, notice or other act on the part of the Subordinated Debenture Trustee or any Holder. The Holders of at least 51% in aggregate principal amount of the then outstanding Securities by written notice to the Subordinated Debenture Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium and Liquidated Damages, if any, or interest on the Securities that has become due solely as a result of such acceleration) have been cured or waived.

         In the event that the maturity of the Securities is accelerated pursuant to this Section 6.02, 100% of the principal amount thereof and premium and Liquidated Damages, if any, and accrued interest to the date of payment shall become due and payable.

SECTION 6.03 OTHER REMEDIES

         If an Event of Default occurs and is continuing, the Subordinated Debenture Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, or interest then due on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Subordinated Debenture Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Subordinated Debenture Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04  WAIVER OF PAST DEFAULTS

         The Holders of at least 51% in principal amount of the then outstanding Securities by notice to the Subordinated Debenture Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities), except a continuing Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, such Security (including, without limitation, pursuant to any mandatory or optional redemption obligation hereunder) or that resulted from the failure to comply with Section 4.08 hereof. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05  CONTROL BY MAJORITY

         The Holders of at least 51% in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Debenture Trustee or exercising any trust or power conferred on it. However, the Subordinated Debenture

Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Subordinated Debenture Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Subordinated Debenture Trustee in personal liability.

SECTION 6.06  LIMITATIONS ON SUITS

         A Holder may not pursue a remedy with respect to this Indenture or the Securities unless:

         (1) the Holder gives to the Subordinated Debenture Trustee written notice of a continuing Event of Default;

         (2) the Holders of at least 51% in principal amount of the then outstanding Securities make a written request to the Subordinated Debenture Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Subordinated Debenture Trustee indemnity satisfactory to the Subordinated Debenture Trustee against any loss, liability or expense (including, without limitation, fees and expenses of counsel);

         (4) the Subordinated Debenture Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity; and

         (5) during such 30-day period the Holders of at least 51% in principal amount of the then outstanding Securities do not give the Subordinated Debenture Trustee a direction which is inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07  RIGHTS OF HOLDERS TO RECEIVE PAYMENT

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium and Liquidated Damages, if any, and interest on the Security, on or after the respective due dates expressed in the Security or the Registration Rights Agreement, as the case may be, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08  COLLECTION SUIT BY SUBORDINATED DEBENTURE TRUSTEE

         If an Event of Default specified in Section 6.01(1), (2) or (3) (with respect to the Company's obligations under Section 4.08 hereof) hereof occurs and is continuing, the Subordinated Debenture Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal, premium and Liquidated Damages, if any, and interest remaining unpaid on the Securities, determined in accordance with
Section 6.02 hereof and interest on overdue principal, premium, if any, and, to the extent lawful, interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Subordinated Debenture Trustee, its agents and counsel.

SECTION 6.09  SUBORDINATED DEBENTURE TRUSTEE MAY FILE PROOFS OF CLAIM

         The Subordinated Debenture Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Subordinated Debenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Subordinated Debenture Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Subordinated Debenture Trustee, and in the event that the Subordinated Debenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Subordinated Debenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Subordinated Debenture Trustee, its agents and counsel, and any other amounts due the Subordinated Debenture Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Subordinated Debenture Trustee, its agents and counsel, and any other amounts due the Subordinated Debenture Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Subordinated Debenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Subordinated Debenture Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES

         If the Subordinated Debenture Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         FIRST: to the Subordinated Debenture Trustee for amounts due under
         Section 7.07 hereof;

         SECOND: subject to Article 10 hereof, to Holders for amounts due and unpaid on the Securities for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium and Liquidated Damages, if any, and interest, respectively; and

         THIRD:  to the Company.

         The Subordinated Debenture Trustee may fix a record date and payment date for any payment to Holders pursuant to this Article 6.

SECTION 6.11  UNDERTAKING FOR COSTS

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Subordinated Debenture Trustee for any action taken or omitted by it as a Subordinated Debenture Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Subordinated Debenture Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                    ARTICLE 7
                         SUBORDINATED DEBENTURE TRUSTEE

SECTION 7.01  DUTIES OF SUBORDINATED DEBENTURE TRUSTEE

         (1) If an Event of Default has occurred and is continuing, the Subordinated Debenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (2) Except during the continuance of an Event of Default:

             (a) the Subordinated Debenture Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Subordinated Debenture Trustee; and

             (b) in the absence of bad faith on its part, the Subordinated Debenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Subordinated Debenture Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Subordinated Debenture Trustee, the Subordinated Debenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (3) The Subordinated Debenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (a) this paragraph does not limit the effect of paragraph (2) of this Section 7.01;

             (b) the Subordinated Debenture Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Subordinated Debenture Trustee was negligent in ascertaining the pertinent facts; and

             (c) the Subordinated Debenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Subordinated Debenture Trustee is subject to paragraphs (1), (2) and (3) of this Section 7.01.

         (5) No provision of this Indenture shall require the Subordinated Debenture Trustee to expend or risk its own funds or incur any liability. The Subordinated Debenture Trustee is not obligated to perform any duty or exercise any right or power under this Indenture at the request of the Holders of the Securities unless it receives an offer from such Holders of security and indemnity satisfactory to it against any loss, liability or expense (including, without limitation, fees of counsel).

         (6) The Subordinated Debenture Trustee shall not be liable for interest on any money received by it except as the Subordinated Debenture Trustee may agree in writing with the Company. Money held in trust by the Subordinated Debenture Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02  RIGHTS OF SUBORDINATED DEBENTURE TRUSTEE

         (1) The Subordinated Debenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Subordinated Debenture Trustee need not investigate any fact or matter stated in the document.

         (2) Before the Subordinated Debenture Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Subordinated Debenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Subordinated Debenture Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder and in reliance thereon.

         (3) The Subordinated Debenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

         (4) The Subordinated Debenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

         (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.03  INDIVIDUAL RIGHTS OF SUBORDINATED DEBENTURE TRUSTEE

         The Subordinated Debenture Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Subordinated Debenture Trustee. Any Agent may do the same with like rights. However, the Subordinated Debenture Trustee is subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04  SUBORDINATED DEBENTURE TRUSTEE'S DISCLAIMER

         The Subordinated Debenture Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Subordinated Debenture Trustee; and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 7.05  NOTICE OF DEFAULTS

         If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Subordinated Debenture Trustee, the Subordinated Debenture Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs, or if later, within 10 days after such Default or Event of Default becomes known to the Subordinated Debenture Trustee unless such Default or Event of Default has been cured. Except in the case of a Default or Event of Default in payment of principal of, premium and Liquidated Damages, if any, or interest on any Security or that resulted from a failure to comply with Section 4.08 hereof, the Subordinated Debenture Trustee may withhold the notice if and so long as a committee of its Trust Officers determines in good faith that withholding the notice is in the interests of Holders.

SECTION 7.06  REPORTS BY SUBORDINATED DEBENTURE TRUSTEE TO HOLDERS

         Within 60 days after each June 1 beginning with the first June 1 to occur after the date of this Indenture, the Subordinated Debenture Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Subordinated Debenture Trustee also shall comply with TIA ss. 313(b). The Subordinated Debenture Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Subordinated Debenture Trustee when the Securities are listed on any stock exchange and when such Securities become delisted on any such exchange.

SECTION 7.07  COMPENSATION AND INDEMNITY

         The Company shall pay to the Subordinated Debenture Trustee from time to time such compensation as shall be agreed in writing between the Company and the Subordinated Debenture Trustee for its acceptance of this Indenture and services hereunder. The Subordinated Debenture Trustee's compensation shall not be limited by any law relating to compensation of a trustee of an express trust. The Company shall reimburse the Subordinated Debenture Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Subordinated Debenture Trustee's agents and counsel.

         The Company shall indemnify and hold harmless each of the Subordinated Debenture Trustee and any predecessor Subordinated Debenture Trustee and its directors, officers, employees and agents against any and all loss, liability, damage, claim or expense (including, without limitation, fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture including, without limitation, costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of its powers and duties hereunder, except as set forth in the next paragraph. The Subordinated Debenture Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Subordinated Debenture Trustee shall cooperate in the defense. The Subordinated Debenture Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Subordinated Debenture Trustee through its negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.07, the Subordinated Debenture Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Subordinated Debenture Trustee, except that held in trust to pay principal, premium and Liquidated Damages, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of the Indenture.

         When the Subordinated Debenture Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section shall survive the termination of this Indenture.

SECTION 7.08  REPLACEMENT OF SUBORDINATED DEBENTURE TRUSTEE

         The Subordinated Debenture Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Subordinated Debenture Trustee by so notifying the Subordinated Debenture Trustee and the Company. The Company may remove the Subordinated Debenture Trustee if:

         (1) the Subordinated Debenture Trustee fails to comply with Section
         7.10 hereof;

         (2) the Subordinated Debenture Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Subordinated Debenture Trustee under any Bankruptcy Law;

         (3) a Custodian or public officer takes charge of the Subordinated Debenture Trustee or its property; or

         (4) the Subordinated Debenture Trustee becomes incapable of acting.

         Notwithstanding the foregoing, a resignation or removal of the Subordinated Debenture Trustee and appointment of a successor Subordinated Debenture Trustee shall become effective only upon the successor Subordinated Debenture Trustee's acceptance of appointment as provided in this Section 7.08, and thereafter the Subordinated Debenture Trustee shall have no liability for any acts or omission of any successor Trustee.

         If the Subordinated Debenture Trustee resigns or is removed or if a vacancy exists in the office of Subordinated Debenture Trustee for any reason, the Company shall promptly appoint a successor Subordinated Debenture Trustee.

         If a successor Subordinated Debenture Trustee does not take office within 30 days after the retiring Subordinated Debenture Trustee resigns or is removed, the retiring Subordinated Debenture Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Subordinated Debenture Trustee.

         If the Subordinated Debenture Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Subordinated Debenture Trustee and the appointment of a successor Subordinated Debenture Trustee.

         A successor Subordinated Debenture Trustee shall deliver a written acceptance of its appointment to the retiring Subordinated Debenture Trustee and to the Company. Thereupon the resignation or removal of the retiring Subordinated Debenture Trustee shall become effective, and the successor Subordinated Debenture Trustee shall have all the rights, powers and duties of the Subordinated Debenture Trustee under this Indenture. The successor Subordinated Debenture Trustee shall mail a notice of its succession to Holders. The retiring Subordinated Debenture Trustee shall promptly transfer all property held by it as Subordinated Debenture Trustee to the successor Subordinated Debenture Trustee, subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Subordinated Debenture Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Subordinated Debenture Trustee.

SECTION 7.09  SUCCESSOR SUBORDINATED DEBENTURE TRUSTEE BY MERGER, ETC

         Subject to Section 7.10 hereof, if the Subordinated Debenture Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Subordinated Debenture Trustee. In case any Securities have been authenticated, but not delivered, by the Subordinated Debenture Trustee then in office, any succession by merger, conversion or consolidation of such authenticating trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor trustee had itself authenticated such Securities.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION

         There shall at all times be a Subordinated Debenture Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by federal or state (or the District of Columbia) authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Subordinated Debenture Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Subordinated Debenture Trustee is subject to TIA ss. 310(b).

SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

         The Subordinated Debenture Trustee is subject to TIA ss. 311(a), excluding therefrom any creditor relationship listed in TIA ss. 311(b). A Subordinated Debenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.01  TERMINATION OF COMPANY'S OBLIGATIONS

         This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 hereof and the Subordinated Debenture Trustee's and Paying Agent's obligations under Section 8.03 hereof shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Subordinated Debenture Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture if:

         (1) the Company irrevocably deposits, or causes to be deposited, in trust with the Subordinated Debenture Trustee or the Paying Agent or, at the option of the Subordinated Debenture Trustee, with a trustee satisfactory to the Subordinated Debenture Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Subordinated Debenture Trustee, money or U.S. Government Obligations in an amount sufficient (without reinvestment thereof) to pay principal, premium and Liquidated Damages, if any, and interest on the Securities to maturity or redemption, as the case may be, as such amounts become due, and to pay all other sums payable by it hereunder, and such deposit, when made, does not violate the provisions of Article 10 hereof; PROVIDED that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Subordinated Debenture Trustee and (ii) the Subordinated Debenture Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium and Liquidated Damages, if any, and interest on the Securities;

         (2) the Company delivers to the Subordinated Debenture Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and delivers an Opinion of Counsel to the same effect;

         (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

         (4) the Company shall have delivered to the Subordinated Debenture Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Subordinated Debenture Trustee or a tax ruling from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

         In such event, this Indenture shall cease to be of further effect, except that the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.06, 7.07, 7.08 and 8.04 hereof and the Company's, the Subordinated Debenture Trustee's and the Paying Agent's obligations in Section 8.03, and the Subordinated Debenture Trustee's rights under Article 7 hereof, shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Section 7.07 hereof and the Subordinated Debenture Trustee's and the Paying Agent's obligations in Section 8.03 hereof shall survive.

         After such irrevocable deposit made pursuant to this Section 8.01 and satisfaction of the other conditions set forth herein, the Subordinated Debenture Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

         In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.02  APPLICATION OF TRUST MONEY

         The Subordinated Debenture Trustee or a trustee satisfactory to the Subordinated Debenture Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01 hereof. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

         The Company shall pay and indemnify the Subordinated Debenture Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Securities.

SECTION 8.03  REPAYMENT TO COMPANY

         The Subordinated Debenture Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

         The Subordinated Debenture Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; PROVIDED that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Subordinated Debenture Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.04  REINSTATEMENT

         If the Subordinated Debenture Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 hereof until such time as the Subordinated Debenture Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01 hereof; PROVIDED that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Subordinated Debenture Trustee or Paying Agent.

                                    ARTICLE 9
                                   AMENDMENTS

SECTION 9.01  WITHOUT CONSENT OF HOLDERS

         Without the consent of any Holder of Securities the Company and the Subordinated Debenture Trustee may amend or supplement this Indenture or the
Securities:

         (1) to cure any ambiguity, defect or inconsistency;

         (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

         (3) to comply with Section 5.01 hereof;

         (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights hereunder of any Holder; or

         (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Subordinated Debenture Trustee of the documents described in Section 9.06 hereof, the Subordinated Debenture Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Subordinated Debenture Trustee shall not be obligated to enter into any supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.02  WITH CONSENT OF HOLDERS

         Except as provided below in this Section 9.02, this Indenture or the Securities may be amended or supplemented with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of at least 51% in principal amount of the then outstanding Securities.

         Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Subordinated Debenture Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Subordinated Debenture Trustee of the documents described in Section 9.06 hereof, the Subordinated Debenture Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Subordinated Debenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Subordinated Debenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         The Holders of 51% in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or an exchange offer for Securities) or any existing default. However, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Securities held by a non-consenting Holder):

         (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption price in connection with repurchases under Sections 3.07, 3.08 or 4.08 hereof;

         (3) reduce the rate of or change the time for payment of interest on any Security;

         (4) waive a Default or Event of Default in the payment of the principal of, or premium or Liquidated Damages, if any, or interest on Securities or that resulted from a failure to comply with Section 4.08 hereof (except a rescission of acceleration of the Securities as provided in Section 6.02 hereof);

         (5) make any Security payable in money other than that stated in the Security;

         (6) make any change in Article 10 hereof that adversely affects the rights of any Holder;

         (7) make any change in Section 6.04 or 6.07 hereof or in this sentence of this Section 9.02;

         (8) waive a redemption payment with respect to any Security; or

         (9) make a change in any of the foregoing.

         The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Subordinated Debenture Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

SECTION 9.03  COMPLIANCE WITH TRUST INDENTURE ACT

         Every amendment to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

SECTION 9.04  REVOCATION AND EFFECT OF CONSENTS

         Until an amendment (which includes any supplement) or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Subordinated Debenture Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (8) of
Section 9.02 hereof. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05  NOTATION ON OR EXCHANGE OF SECURITIES

         If an amendment, supplement or waiver changes the terms of a Security, the Subordinated Debenture Trustee may require the Holder of the Security to deliver it to the Subordinated Debenture Trustee. The Subordinated Debenture Trustee may place an appropriate notation about the changed terms and return it to the Holder and the Subordinated Debenture Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or Subordinated Debenture Trustee so determines, the Company in exchange for all Securities shall issue and the Subordinated Debenture Trustee shall authenticate new Securities that reflect the changed terms.

SECTION 9.06  SUBORDINATED DEBENTURE TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Subordinated Debenture Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Subordinated Debenture Trustee. If it does, the Subordinated Debenture Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Subordinated Debenture Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01  AGREEMENT TO SUBORDINATE

         The Company agrees, and each Holder by accepting a Security agrees, that the indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all "Senior Debt" (as defined below) and that the subordination is for the benefit of the holders of Senior Debt. The Indebtedness evidenced by the Security shall be PARI PASSU with the Series D Subordinated Debentures and the Series E Subordinated Debentures.

SECTION 10.02  CERTAIN DEFINITIONS

         "Representative" means (i) with respect to the Credit Facilities, the Agents (as defined therein) and (ii) with respect to any other Senior Debt, the indenture trustee or other trustee, agent or representative for such Senior Debt.

         "Senior Debt" means all present and future Indebtedness, including all Indebtedness incurred under the Credit Facilities and the Senior Note Indentures, created, assumed, incurred or guaranteed by the Company (and all renewals, extensions and refundings thereof), unless by its terms such Indebtedness is not senior to the Class G Subordinated Debentures. Senior Debt does not include any Indebtedness of the Company to any of its subsidiaries or trade indebtedness.

         A distribution may consist of cash, securities or other property, by set-off or otherwise.

         For the purposes of this Article 10, Obligations with respect to Senior Debt shall not be deemed to have been paid in full unless the holders thereof shall have received payment in full in cash.

SECTION 10.03  LIQUIDATION; DISSOLUTION; BANKRUPTCY

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company:

         (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations with respect to the Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim enforceable against the Company in any such bankruptcy, reorganization, insolvency, receivership or similar proceeding) before Holders shall be entitled to receive any payment of any Obligations with respect to the Securities; and

         (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) of this Section 10.03) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt, as their interests may appear.

SECTION 10.04  DEFAULT ON SENIOR DEBT

         No direct or indirect payment or distribution by or on behalf of the Company of principal of, premium, if any, or interest on the Securities, whether pursuant to the terms of the Securities or otherwise, may be made (i) if a default of any Obligations to the holders of Senior Debt occurs and has not been cured or waived, (ii) for a period of 180 days upon the occurrence of a default (other than a payment default) in respect of Senior Debt and for successive periods of 180 days if the default is continuing at the end of such 180 day period or another default (other than a payment default) in respect of Senior Debt has occurred or (iii) upon the maturity of any Senior Debt, prior to the payment of all Obligations with respect to Senior Debt that is then due and payable. In addition, upon the acceleration of the Securities prior to their stated maturity, holders of the Senior Debt shall receive payment in full before any payment shall be made to Holders of the Securities.

SECTION 10.05  ACCELERATION OF SECURITIES

         If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the Representatives of Senior Debt of the acceleration.

SECTION 10.06  WHEN DISTRIBUTION MUST BE PAID OVER

         In the event that the Subordinated Debenture Trustee or any Holder receives any payment of any Obligations (other than, in the case of the Subordinated Debenture Trustee, fees, expenses and all other amounts payable pursuant to Section 7.07 hereof) with respect to the Securities at a time when such payment is prohibited by Section 10.04 hereof, then and in such event (but with respect to the Subordinated Debenture Trustee, subject to the provisions of
Section 10.12 hereof) such payment shall be held by the Subordinated Debenture Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations due to the holders of Senior Debt remaining unpaid to the extent necessary to pay such

Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         If a distribution is made to the Subordinated Debenture Trustee or any Holder (other than, in the case of the Subordinated Debenture Trustee, fees, expenses and all other amounts payable pursuant to Section 7.07 hereof) that because of this Article 10 should not have been made to it, the Subordinated Debenture Trustee (subject to the provision of Section 10.12 hereof) or such Holder who receives the distribution shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders of Senior Debt as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations due to the holders of Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Subordinated Debenture Trustee undertakes to perform only such obligations on the part of the Subordinated Debenture Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Subordinated Debenture Trustee. The Subordinated Debenture Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Subordinated Debenture Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, unless such payment or distribution is made as a result of the willful misconduct or gross negligence of the Subordinated Debenture Trustee.

SECTION 10.07  NOTICE BY COMPANY

         The Company shall promptly notify the Subordinated Debenture Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this
Article 10, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt provided in this Article 10.

SECTION 10.08  SUBROGATION

         After all Obligations with respect to all Senior Debt are paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness ranking PARI PASSU with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this
Article 10 to holders of Senior Debt which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Securities.

SECTION 10.09  RELATIVE RIGHTS

         This Article 10 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

         (1) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and Liquidated Damages, if any, and interest on the Securities in accordance with their terms;

         (2) affect the relative rights of the Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

         (3) prevent the Subordinated Debenture Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

         If the Company fails because of this Article 10 to pay principal of, premium or Liquidated Damages, if any, or interest on a Security on the due date, the failure is still a Default or Event of Default.

SECTION 10.10  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY

         No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 10.11  DISTRIBUTION OR NOTICE TO REPRESENTATIVE

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Subordinated Debenture Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Subordinated Debenture Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.12  RIGHTS OF SUBORDINATED DEBENTURE TRUSTEE AND PAYING AGENT

         Notwithstanding the provisions of this Article 10 or any other provisions of this Indenture, the Subordinated Debenture Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Subordinated Debenture Trustee, or the taking of any action by the Subordinated Debenture Trustee, and the Subordinated Debenture Trustee and the Paying Agent may continue to make payments on the Securities unless it shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 10. Only the Company, a Representative of Senior Debt or a holder of an issue of Senior Debt that has no Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Subordinated Debenture Trustee under or pursuant to Section
7.07 hereof. Except as set
forth in the immediately preceding sentence, nothing in this Section 10.12 shall limit the rights of holders of Senior Debt to recover payments as contemplated by Section 10.06 hereof.

         The Subordinated Debenture Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Subordinated Debenture Trustee. Any Agent may do the same with like rights.

SECTION 10.13  AUTHORIZATION TO EFFECT SUBORDINATION

         Each Holder of a Security by its acceptance thereof authorizes and directs the Subordinated Debenture Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10 and appoints the Subordinated Debenture Trustee his attorney-in-fact for any and all such purposes.

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01  TRUST INDENTURE ACT CONTROLS

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included herein by any of Sections 310 to 317 inclusive of the TIA, such required provisions shall control.

SECTION 11.02  NOTICES

         Any notice or communication to the Company, the Subordinated Debenture Trustee, or the agents under the Credit Facilities, is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

         If to the Company:

             PRIMEDIA Inc.
             745 Fifth Avenue
             New York, New York  10151
             Attention:  General Counsel
             Telecopier No.:  (212) 745-0199

         With a copy to:

             Simpson Thacher & Bartlett
             425 Lexington Avenue
             New York, New York  10017
             Attention:  Gary I. Horowitz, Esq.
             Telecopier No.:  (212) 455-2502

         If to the Subordinated Debenture Trustee:

             The Bank of New York
             101 Barclay Street -- 21W
             New York, New York 10286
             Attention:  Corporate Trust Trustee Administration
             Telecopier No.:  (212) 815-5915/5917

         If to the agents under the Credit Facilities:

             The Chase Manhattan Bank, N.A.
             1 Chase Manhattan Plaza
             New York, New York  10081
             Attention:  William K. Luby
             Telecopier No.:  (212) 552-1159

             The Bank of New York
             101 Barclay Street
             New York, New York  10286
             Attention:  James Dimino

             Telecopier No.:  (212) 815-4038

         The Company, the Subordinated Debenture Trustee and the agents under the Credit Facilities Outstanding Note Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first-class mail, to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Subordinated Debenture Trustee and each Agent at the same time.

SECTION 11.03  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Subordinated Debenture Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

         Upon any request or application by the Company to the Subordinated Debenture Trustee to take any action under this Indenture, the Company shall furnish to the Subordinated Debenture Trustee:

         (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

         (1) a statement that the Person making such certificate or opinion has read and understands such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; PROVIDED that with respect to matters of fact Opinions of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06  RULES BY SUBORDINATED DEBENTURE TRUSTEE AND AGENTS

         The Subordinated Debenture Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07  LEGAL HOLIDAYS

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08  NO RECOURSE AGAINST OTHERS

         No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Security.

SECTION 11.09  GOVERNING LAW

         This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

SECTION 11.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11  SUCCESSORS

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Subordinated Debenture Trustee in this Indenture shall bind its successor.

SECTION 11.12  SEVERABILITY

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.13  COUNTERPART ORIGINALS

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.14  SUBORDINATED DEBENTURE TRUSTEE AS PAYING AGENT AND REGISTRAR

         The Company initially appoints the Subordinated Debenture Trustee as Paying Agent and Registrar.

SECTION 11.15  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.16  THE BANK OF NEW YORK NOT ACTING IN INDIVIDUAL CAPACITY

         Notwithstanding anything to the contrary contained herein, this Indenture has been accepted by The Bank of New York not in its individual capacity but solely as Trustee and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Company herein or in any of the certificates, notices or agreements delivered by the Company pursuant hereto, as to all of which recourse shall be had solely to the assets of the Company, and under no circumstances shall The Bank of New York be personally liable for the payment of any indebtedness or expenses of the Company. SECTION 11.17 ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES

         In addition to the rights provided to Holders of Securities under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

                            [Signatures on Next Page]

                                   SIGNATURES

                                                PRIMEDIA INC.

Dated as of         ,                           By: ___________________________
                                                   Name:
                                                   Title:

                                                THE BANK OF NEW YORK,
                                                  as Subordinated Debenture
                                                  Trustee

Dated as of         ,                           By:____________________________
                                                    Name:
                                                    Title:

                                    EXHIBIT A
                                 (Face of Note)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

       8-5/8% [Series G] [Series H] Subordinated Exchange Debentures due 2010

     No. ___                                                       $__________

                                  PRIMEDIA INC.

     promises to pay to _________________________________________________

     or registered assigns,

     the principal sum of ________________________________________________

     Dollars on __________ __, 2010.

     INTEREST PAYMENT DATES:  January 1, April 1, July 1 and October 1

     RECORD DATES:  December 15, March 15, June 15 and September 15


                                          PRIMEDIA INC.

                                          By:  _____________________________
                                               Name:
                                               Title:

Dated: _______________,

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
as Subordinated Debenture Trustee

By:  __________________________________
     Authorized Signatory

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 (Back of Note)

     8-5/8% [Series G] [Series H] Subordinated Exchange Debentures due 2010

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE SUBORDINATED DEBENTURE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE SUBORDINATED DEBENTURE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

        "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2),
        (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $100,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
        (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE

        HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."


     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. PRIMEDIA, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8_% per annum from ________________, until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, on January 1, April 1, July 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be _____________. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate per annum on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on December 15, March 15, June 15 and September 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Subordinated Debenture Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of ____________, ("Indenture") between the Company and the Subordinated Debenture Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $250.0 million in aggregate principal amount, plus amounts, if any, issued to pay Liquidated Damages on outstanding Notes as set forth in Paragraph 2 hereof.

     5. SUBORDINATION. The Company's payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes is subordinated to the prior payment in full of the Company's Senior Debt. Each Holder of Notes by his acceptance hereof covenants and agrees that all payments of the principal of, premium and Liquidated Damages, if any, and interest on the Notes by the Company shall be subordinated in accordance with the provisions of Article 10 of the Indenture, and each Holder accepts and agrees to be bound by such provisions.

     6. OPTIONAL REDEMPTION. On and after April 1, 2003 and on and after a Change of Control of the Company, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning April 1 of the years indicated below.


               YEAR                                              PERCENTAGE
               2003 ............................................ 104.313%
               2004 ............................................ 102.875%
               2005 ............................................ 101.438%
               2006 and thereafter.............................. 100.000%


         Notwithstanding the foregoing,

         (1) at any time prior to April 1, 2001, the Company may redeem up to $125.0 million of the Securities at a redemption price of 108.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, out of the net proceeds of one or more Public Equity Offerings, PROVIDED that any such redemption shall occur within 180 days of such Public Equity Offering; and

         (2) upon the occurrence at any time of a Change in Control, the Securities will be redeemable, at the option of the Company, in whole or in part, pursuant to the provisions of Section 3.08 hereof.

         Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

     7. MANDATORY OFFERS TO REPURCHASE; MANDATORY REDEMPTION. Subject to repayment of all then outstanding Senior Debt (to the extent required by the terms thereof) or receipt by the Company of all consents with respect thereto required to permit such an offer, following the occurrence of any Change of Control, the Company will be required to offer (a "Change of Control Offer") to purchase all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount of such Notes, plus Liquidated Damages and accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"), in each case in accordance with and to the extent provided in the Indenture. The Change of Control Offer shall remain open for a period of 20 Business Days after its commencement unless a longer offering period is required by law. No earlier than 30 days nor later than 40 days after the notice of the Change of Control Offer has been mailed (the "Change of Control Payment Date"), the Company shall deposit, to the extent lawful, with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof tendered by Holders. The Paying Agent shall promptly mail or deliver payment for all Notes tendered in the Change of Control Offer.

     A Holder of Notes may tender or refrain from tendering all or any portion of his Notes at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on this Note. Any portion of Notes tendered must be in integral multiples of $1,000.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Subordinated Debenture Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented and any existing Default under, or compliance with any provision of, the Indenture may be waived with the written consent of the Holders of at least 51% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holder, the Company and the Subordinated Debenture Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to comply with Section 5.01 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Indenture of any Holder; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or purchase price in connection with repurchases under Sections 3.07, 3.08 or 4.08 of the Indenture;
(iii) reduce the rate of or change the time for payment of interest on any Note;
(iv) waive a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on Notes or that resulted from a failure to comply with Section 4.08 of the Indenture, (except a rescission of acceleration of the Notes by Holders of at least 51% in aggregate principal amount of the Notes); (v) make any Note payable in money other than that stated in the Note; (vi) make any change in Article 10 of the Indenture that adversely affects the rights of any Holder; (vii) make any change in
Section 6.04 or 6.07 of the Indenture or the last sentence of the fourth paragraph of Section 9.02 of the Indenture; (viii) waive a redemption payment with respect to any Note; or (ix) make any change in the foregoing.

     The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Subordinated Debenture Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

     12. DEFAULTS AND REMEDIES. Events of Default include: default in payment of interest or Liquidated Damages on any Note for 30 days and for five (5) days after written notice of such default is given to the Company by the Holders of at least 51% in principal amount of any Note following the expiration of such 30-day period; default in payment of the principal or premium of the Notes at maturity or upon acceleration, redemption or otherwise, and such default continues for a period of 10 days; failure by the Company for 60 days after written notice to it from the Subordinated Debenture Trustee, or after written notice to it and the Subordinated Debenture Trustee from Holders of at least 51% in principal amount of the then outstanding Notes, to comply with any of its other agreements in the Indenture or the Notes; certain defaults under other Indebtedness; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Subordinated Debenture Trustee or the Holders of at least 51% in principal amount of the then outstanding Notes by written notice to the Company, to the agent under the Credit Facilities, the trustees under the Senior Notes and the Exchange Debenture Trustee (and to the Subordinated Debenture Trustee if such notice is given by the Holders) may, and the Subordinated Debenture Trustee at the request of the Holders shall, declare all of the Notes to be immediately due and payable for an amount equal to 100% of the principal amount of the Notes plus premium and Liquidated Damages, if any, and accrued interest to the date of payment upon the first to occur of an acceleration under the Credit Facilities, the Senior Notes or the Exchange Debentures or 15 Business Days after receipt by the Company, such agent and such trustees of such written notice to the extent such Event of Default is continuing, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The

Subordinated Debenture Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Subordinated Debenture Trustee in its exercise of any trust or power. The Subordinated Debenture Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium or Liquidated Damages, if any, or interest or that resulted from a failure to comply with Section 4.08 of the Indenture) if and so long as a committee of its Trust Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Subordinated Debenture Trustee.

         13. SUBORDINATED DEBENTURE TRUSTEE DEALINGS WITH COMPANY. The Subordinated Debenture Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Subordinated Debenture Trustee.

         14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Subordinated Debenture Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

             PRIMEDIA, INC.
             745 Fifth Avenue
             New York, New York  10151
             Attention:  Treasurer

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________

Date: ___________________

                                       Your Signature:_________________________
                                      (Sign exactly as your name appears on the face of this Note)


Signature Guarantee.*


-------------------------------------


*Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion program in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Indenture, check the box below:

                                / / Section 4.08

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased: $-----------


Date: ____________________            Your Signature: _________________________
                                               (Sign exactly as your name
                                               appears on the Note)

                                      Tax Identification No.: _________________

Signature Guarantee.*



---------------------------

*Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion program in accordance with the Securities Exchange Act of 1934, as amended.

                 SCHEDULE OF EXCHANGES FOR DEFINITIVE DEBENTURES

         The following exchanges of a part of this Global Note for Definitive Notes have been made:



                                                                        PRINCIPAL AMOUNT OF         SIGNATURE OF
                    AMOUNT OF DECREASE IN    AMOUNT OF INCREASE THIS        GLOBAL NOTE          AUTHORIZED SIGNATORY
                    PRINCIPAL AMOUNT OF IN     PRINCIPAL AMOUNT OF    FOLLOWING SUCH DECREASE    OF TRUSTEE CUSTODIAN
 DATE OF EXCHANGE     THIS GLOBAL NOTE          THIS GLOBAL NOTE          (OR INCREASE)                  NOTE




                                                                       EXHIBIT B




                         FORM OF CERTIFICATE OF TRANSFER

PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

The Bank of New York
101 Barclay Street
New York, New York 10286

         Re: 8-5/8% SUBORDINATED EXCHANGE DEBENTURES DUE 2010

         Reference is hereby made to the Indenture, dated as of ___________________ (the "INDENTURE"), between PRIMEDIA Inc., as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ______________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

1. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any


                                      A2-1

Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. |_| CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

     (b) |_| such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

     (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

     (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on Definitive Notes and in the Indenture and the Securities Act.

4. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

     (a) |_| CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) |_| CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c) |_| CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       ---------------------------
                                       [Insert Name of Transferor]

                                       By:
                                          ------------------------
                                          Name:
                                          Title:

Dated: ___________________, _____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a) |_| a beneficial interest in the:

         (i) |_| 144A Global Note (CUSIP          ), or

         (ii)|_| Regulation S Global Note (CUSIP          ), or

         (iii)  |_| IAI Global Note (CUSIP_____), or

     (b) |_| a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (a) |_| a beneficial interest in the:

         (i) |_| 144A Global Note (CUSIP         ), or

         (ii)|_| Regulation S Global Note (CUSIP         ), or

         (iii)    |_| Unrestricted Global Note (CUSIP         ); or

     (b) |_| a Restricted Definitive Note; or

     (c) |_| an Unrestricted Definitive Note,

        in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

The Bank of New York
101 Barclay Street
New York, New York 10286

               Re: 8-5/8% SUBORDINATED EXCHANGE DEBENTURES DUE 2010

                                    (CUSIP            )

               Reference is hereby made to the Indenture, dated as of ______________________ (the "INDENTURE"), between PRIMEDIA Inc., as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               ________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

        (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (b) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (c) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (d) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

        (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

        (b) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] |_| 144A Global Note, |_| Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                -------------------------------
                                                [Insert Name of Owner]

                                                By: ___________________________
                                                    Name:
                                                    Title:

Dated:________________,____

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

The Bank of New York
101 Barclay Street
New York, New York 10286

               Re: 8-5/8% SUBORDINATED EXCHANGE DEBENTURES DUE 2010

               Reference is hereby made to the Indenture, dated as of ___________________ (the "INDENTURE"), between PRIMEDIA Inc., as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               In connection with our proposed purchase of $____________ aggregate principal amount of:

        (a)    |_|    a beneficial interest in a Global Note, or

        (b)    |_|    a Definitive Note,

        we confirm that:

               1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

               2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $100,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

               3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

               4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

               5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                         ------------------------------------
                                         [Insert Name of Accredited Investor]

                                         By: ____________________________
                                             Name:
                                             Title:

Dated:_________________,_____



                                       D-2